September 30, 2020

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Samson Oil & Gas Limited’s statements included under Item 4.01 of its Form 8-K filed on September 30, 2020, and we agree with such statements concerning our firm.

/s/ Moss Adams LLP